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                                                                Exhibit 10.16(d)

October __, 1999

Mr. Barry L. Babcock
760 Kent Road
St. Louis, MO 63124

Re:      Termination of Employment Agreement

Dear Mr. Babcock:

                  This letter agreement will set forth the terms pursuant to which the Employment Agreement (the "Employment Agreement") dated December 23, 1998, between you and Charter Communications, Inc. (now known as Charter Investment, Inc. ("CII")) will be terminated.

                  1. Termination and Severance. CII and you agree that, except as provided herein, the Employment Agreement shall terminate and no longer be of any force or effect and your execution of this letter agreement shall constitute your resignation as Vice Chairman of CII and from all other positions as a director, officer or employee of an affiliated entity of CII. In consideration for the termination of the Employment Agreement, CII will pay you an amount equal to the sum of your base salary for the period from the date hereof until the end of the Initial Term (as defined in the Employment Agreement) and a bonus in the amount of $312,500.

                  2. Options. Charter Communications, Inc. ("CCI"), CII, Charter Communications Holding Company, LLC ("Charter Holdco") and you (i) agree that in light of the Consulting Agreement (the "Consulting Agreement") entered into by you and CCI pursuant to which you will provide consulting services to CCI, the termination of the Employment Agreement shall not constitute an event of termination for purposes of Section 6 of the Charter HoldCo 1999 Option Plan (the "Plan") and (ii) all unvested Options (as defined in the Plan) held by you as of the date hereof shall vest immediately.

                  3. Indemnification. As provided in the Consulting Agreement, CCI has agreed to indemnify you and hold you harmless to the maximum extent permitted by law from and against any claims, damages, liabilities, losses, costs or expenses in
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connection with or arising out of the performance by you of your duties as a consultant of CCI or any of its affiliates and any activities engaged in by you on behalf of CCI or any of its affiliates or as a consultant of CCI or any of the foregoing, which you believe in good faith to be within the scope of such duties. As provided in Section 22 of the Employment Agreement, notwithstanding the termination of the Employment Agreement, CII agrees to indemnify you and hold you harmless to the maximum extent permitted by law from and against any claims, damages, liabilities, losses, costs or expenses in connection with or arising out of the performance by you of your duties as an officer, director or Vice Chairman and director of CII, Marcus Cable Properties, Inc. or any of their respective Affiliates (as defined in the Employment Agreement) and Subsidiaries (as defined in the Employment Agreement) and any activities engaged in by you on behalf of CII or any of their respective Subsidiaries or Affiliates or as an officer, director or employee of CII or any of the foregoing, which you believe in good faith to be within the scope of such duties prior to or after the Closing (as defined in the Employment Agreement) (including without limitation, any claims, damages, liabilities, losses, costs or expenses in connection with or arising out of litigation involving Cencom Cable Income Partners, L.P. and Cencom Cable Income Partners II, L.P., as contemplated by the Employment Agreement).

                  4. Governing Law. This letter agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

                  5. Counterparts. This letter agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

                  Please indicate your acceptance of the terms of this letter agreement and your agreement to be bound by the terms hereof by countersigning the enclosed copy of this letter agreement.
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                                               CHARTER INVESTMENT, INC.


                                               -----------------------------
                                               Name:
                                               Title:


                                               CHARTER COMMUNICATIONS, INC.


                                               -----------------------------
                                               Name:
                                               Title:


                                               CHARTER COMMUNICATIONS
                                                        HOLDING COMPANY, LLC


                                               -----------------------------
                                               Name:
                                               Title:


AGREED AND ACCEPTED:



--------------------------
Barry L. Babcock